SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             Date of Report (Date of
                            earliest event reported):
                             October 26, 2004 ZEVEX
                               International Inc.

             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)

               001-1296                                 87-0462807
          [GRAPHIC OMITTED]                         [GRAPHIC OMITTED]
       (Commission File Number)            (IRS Employer Identification Number)

         4314 ZEVEX Park Lane
         Salt Lake City, Utah                             84123
          [GRAPHIC OMITTED]                         [GRAPHIC OMITTED]
   (Address of principal executive                      (Zip Code)
               offices)

       Registrant's telephone number, including area code: (801) 264-1001

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial
Condition. On October 26, 2004, ZEVEX International, Inc. issued a press release to report its financial results for the quarter ended September 30, 2004. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The press release contains forward-looking statements regarding ZEVEX International, Inc. and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Current Report on Form 8-K, including
Exhibits 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits 99.1

Press Release dated October 26, 2004.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2004       ZEVEX International, Inc.

                             /s/ Phillip L. McStotts
                             Phillip L. McStotts
                             Chief Financial Officer

                                  EXHIBIT LIST

99.1 Press release dated October 26, 2004 announcing ZEVEX International, Inc's preliminary results for the quarter ended September 30, 2004.



FOR IMMEDIATE RELEASE



ZEVEX REPORTS RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004; REPORTS 2005 NUMICO PRODUCT ROLL-OUT PLAN


SALT LAKE CITY, UTAH - October 26, 2004 - ZEVEX International Inc. (NASDAQ:
ZVXI) reported financial results for the three and nine months ended September 30, 2004.

Revenue from the Company's Therapeutics and Applied Technology divisions for the third quarter of 2004 was $5.34 million, compared with $5.29 million, a 1% increase, for the third quarter of 2003 not including revenue from the Physical Evaluation division that was sold in December 2003. Including sales from that division, revenue was $6.1 million in the third quarter of 2003. For the nine-month period ended September 30, 2004 the Company reported revenue of $17.8 million, an increase of 4%, compared with $17.2 million for the same nine-month period of 2003 not including revenue from the division that was sold in December 2003. Including sales from the division that was sold, revenue was $19.6 million in the nine-month period in 2003.

Net loss for the third quarter ended September 30, 2004 was $294,721, or $0.09 per share, compared with a net loss of $407,328, or $0.12 per share, for the third quarter in 2003. The net loss for the quarter was due primarily to a temporary reduction in orders from some larger contract manufacturing customers and higher research and development costs for planned new products. For the nine-month period ended September 30, 2004, net income was $106,952, or $0.03 per share, compared with a net loss of $257,999, or $0.08 per share, for the same period in 2003.

The Company realized a record quarter for sales of its EnteraLite(R) enteral feeding pumps and disposable sets, which grew 16 percent over the third quarter of 2003. Total Therapeutics division sales for the third quarter of 2004, which include stationary pumps and disposable sets, increased 11 percent over the third quarter of 2003. In the third quarter of 2004, stationary pumps sales were below those of the same period in 2003, but higher sequentially compared to the second quarter of 2004.

Sales from the Company's Applied Technology division declined 10 percent in the third quarter of 2004, compared with the third quarter of 2003. The lower sales were due to the temporary reduction in orders by three of the Company's largest customers who purchase surgical handpieces and sensors. These customers have indicated the reason for their reduced orders is to lower inventories. The company expects orders from these customers to resume beginning in the fourth quarter of 2004 and the first half of 2005.

For the third quarter of 2004, operating expenses declined to $2.1 million, compared with $2.5 million for the third quarter of 2003 (including expenses from the division that was sold). Selling, general and administrative expenses were 32% of sales in the third quarter of 2004. This percentage was 33% in the third quarter of 2003 (including selling costs from the division sold). Research and development expenses for the Therapeutics division increased to $389,000 in the third quarter of 2004 from $155,000 in the third quarter of 2003, due to a new product under development that is expected to be introduced in early 2005.

For the nine-month period ended September 30, 2004, operating expenses were $6.4 million, or 36% of sales, compared with $7.6 million, or 39% of sales, in the first nine months of last year (including expenses associated with the division that was sold).

The Company's effective tax rate for both the third quarter and nine months ended September 30, 2004 was 0%. The tax rate through the first nine months of 2004 was due to the recognition of a full valuation allowance of the Company's deferred tax assets.

ZEVEX Chairman and CEO, David J. McNally, said, "Our Applied Technology division, in which we make components and systems for other medical companies, experienced a disappointing quarter in terms of products ordered from customers. Three of our largest customers did not place their customary orders during the quarter, which greatly affected our overall sales. However, the largest of these customers has placed a new order for the fourth quarter of this year, and the others believe they will begin placing orders again in the first half of 2005. Because of the order received from our largest customer, fourth quarter sales will improve, but will still be somewhat affected by the lack of orders from the two other customers.

"We plan to introduce a new product in North America in the first quarter of 2005. Until that product is complete, however, we will continue to incur significant R&D costs during the fourth quarter of this year," Mr. McNally continued.

"Separately, we are in the midst of redefining the roll-out process for the products of Royal Numico, our strategic partner in Europe and other countries. The roll-out is now expected in the late first half or early second half of next year. Notably, we still expect annualized revenue of $7 million during each year of this contract, as previously announced. However we estimate the new, mid-year roll-out schedule will result in 2005 revenue from this project of approximately $3.5 million, instead of the $7.0 million that we previously projected," Mr. McNally said.

Mr. McNally continued, "While we are executing on plans to grow revenue, it is encouraging that the Company continues to generate positive cash flows from operations. So far this year we have generated over $1.5 million in cash flows from operations, which has allowed us to achieve a zero balance on our line of credit and reduce long-term debt to approximately $2 million."


                                Tables to Follow

                            ZEVEX INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                        2004           2003*            2004             2003*
                                                     (unaudited)    (unaudited)      (unaudited)      (unaudited)
Revenue:
  Product Sales                                        $5,187,253      $5,906,271      $17,180,510       $17,946,058
  Engineering Services                                    152,153         219,486          591,597         1,657,676
                                                      -----------    ------------     ------------     -------------
  Total Revenue                                        $5,339,406      $6,125,757      $17,772,107       $19,603,734

  Cost of Sales                                         3,517,818       4,185,993       11,193,487        12,192,402
                                                        ---------       ---------       ----------        ----------
Gross Profit                                            1,821,588       1,939,764        6,578,640         7,411,332

Operating Expenses:
  Selling, General and Administrative:                  1,707,321       2,002,886        5,408,745         6,172,538
  Research and Development:                               427,711         474,430          993,354         1,382,473
                                                      -----------     -----------      -----------       -----------
Total Operating Expenses                                2,135,032       2,477,316        6,402,099         7,555,011

Operating (Loss) Income                                 (313,444)       (537,552)          176,541         (143,679)

Other Income (Expense):
  Interest and Other Income                                10,120             967           14,976             7,213
  Interest Expense                                       (25,254)        (54,519)        (114,807)         (238,289)
                                                        ---------       ---------       ----------         ---------

(Loss) Income Before Income Taxes                       (328,578)       (591,104)           76,710         (374,755)

Benefit for Income Taxes                                   33,857         183,776           30,242           116,756
                                                      -----------     -----------      -----------      ------------

Net (Loss) Income                                      $(294,721)      $(407,328)         $106,952        $(257,999)
                                                       ==========      ==========         ========        ==========

Basic Net (Loss) Income Per Share                         $(0.09)         $(0.12)            $0.03            (0.08)
                                                      ===========     ===========     ============      ============
Weighted Average Shares Outstanding                     3,400,964       3,400,964        3,400,964         3,400,964
                                                        =========       =========        =========         =========

Diluted Net (Loss) Income Per Share:                      $(0.09)         $(0.12)            $0.03           $(0.08)
                                                          =======         =======            =====           =======
Diluted Weighted Ave.Shares Outstanding                 3,400,964       3,400,964        3,473,602         3,400,964
                                                        =========       =========        =========         =========

*Data contains financial results from the Company's Physical Evaluation division sold December 31, 2003.

                            ZEVEX INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEET


                                                                                          September 30,         December 31,
                                                                                            2004                   2003*
                                     ASSETS                                               (unaudited)

Current Assets
  Cash and cash equivalents                                                                   $ 853,960           $ 668,089
  Designated cash for sinking fund payment on industrial development bond                        70,804              95,277
  Accounts receivable, net of allowances for doubtful accounts of $155,000
       and $185,000                                                                           3,301,580           3,830,341
  Other receivable                                                                               35,500           1,200,000
  Inventories                                                                                 3,896,336           4,114,567
  Marketable securities                                                                          64,900              88,000
  Income taxes receivable                                                                            --             442,548
  Prepaid expenses and other current assets                                                      24,965             115,457
                                                                                           ------------        ------------
  Total current assets                                                                        8,248,045          10,554,279

  Property and equipment, net                                                                 4,461,970           4,799,120
  Patents, trademarks and other intangibles, net                                                329,573             330,277
  Goodwill, net                                                                               4,048,264           4,048,264
  Other assets                                                                                       --                 145
                                                                                       ----------------     ---------------
  Total assets                                                                              $17,087,852         $19,732,085
                                                                                            ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                                           $1,346,656          $1,540,700
  Other accrued liabilities                                                                     557,076             525,071
  Deferred revenue                                                                               14,043             538,770
  Income Taxes Payable                                                                            3,615                  --
  Bank line of credit                                                                                --           1,810,970
  Current portion of industrial development bond                                                100,000             100,000
  Current portion of other long-term debt                                                        52,528              50,430
  Current portion of capital leases                                                                                 122,950
                                                                                      -----------------       -------------

  Total current liabilities                                                                   2,073,918           4,688,891

  Industrial development bond                                                                 1,200,000           1,300,000
  Other long-term debt                                                                          779,946             819,609

Stockholders' Equity
  Common stock; $.001 par value, 10,000,000 authorized shares, 3,440,197 issued and 3,400,964 outstanding at September 30, 2004 and December 31, 2003

                                                                                                  3,440               3,440
  Additional paid-in capital                                                                 16,290,452          16,290,452
  Unrealized gain on marketable securities                                                        6,517               3,067
  Treasury stock, 39,233 shares (at cost) at September 30, 2004 and
     December 31, 2003                                                                         (89,422)            (89,422)
  Accumulated deficit                                                                       (3,176,999)         (3,283,951)
                                                                                            -----------         -----------
  Total stockholders' equity                                                                 13,033,988          12,923,586
                                                                                           ------------        ------------
  Total liabilities and stockholders' equity                                                $17,087,852         $19,732,085
                                                                                            ===========         ===========

*Data contains financial results from the Company's Physical Evaluation division sold December 31, 2003.

CONFERENCE CALL
ZEVEX International Inc. invites all those interested to join the ZEVEX management team for its earnings conference call for the third quarter ended September 30, 2004. The call will be held Tuesday, October 26, 2004, at 2:30 p.m. Mountain Time (4:30 p.m. Eastern, 3:30 p.m. Central, and 1:30 p.m. Pacific). The telephone numbers for the call are as follows:

Domestic:       1-800-240-2134
International:  1-303-262-2190

A live webcast and a rebroadcast of the conference call will be available on the Company's website at www.zevex.com and www.streetevents.com. To listen to the live broadcast, please enter the site 10-15 minutes prior to the call in order to download any necessary software, and then click on the "Live Webcast" link on the ZEVEX Home Page to access the call. The webcast will be archived on both sites. There is no other replay access to the call.

ABOUT ZEVEX INTERNATIONAL
ZEVEX International, Inc. (www.zevex.com), founded in 1986, transforms life with its patented and proprietary medical device technologies. The Therapeutics division markets award-winning enteral nutrition delivery devices. The Applied Technology division designs and manufactures advanced medical components and systems for the Therapeutics division, as well as for other medical technology companies.

Forward-Looking Statements
Statements made in this press release, including those relating to anticipated growth and other statements regarding future performance, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the Company's efforts to improve its sales and margins in its core businesses may not be effective or such efforts could be more difficult or expensive than the Company currently anticipates. Moreover, the Company could experience further delays in orders for its contract manufacturing products or in the launch of planned new products that could delay the receipt of anticipated revenue. In addition to the foregoing, the economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2003, may cause actual results orevents to differ materially from those described in the forward looking statements in this press release.

Contact:
Nancy E. Schultz
Director, Corporate Communications/Investor Relations
ZEVEX International Inc.
801-264-1001 Ext. 203
nschultz@zevex.com